Exhibit 99.1

Guidewire Software Announces Third Quarter Fiscal 2012 Financial Results

SAN MATEO–June 5, 2012 – Guidewire Software, Inc. (NYSE: GWRE), a provider of core system software to property and casualty insurers, today announced its financial results for the quarter ended April 30, 2012.

“Our third quarter of fiscal 2012 exceeded our revenue and profitability expectations. We are pleased with the Company’s overall revenue performance, which included 30% growth in rolling four-quarter recurring revenue. In addition, our services business showed considerable strength, which we see as indicative of market share gains, since services are an enabler of our product strategy,” said Marcus Ryu, Chief Executive Officer of Guidewire Software.”

Ryu added, “We remain focused on expanding our emerging leadership position in serving the P&C industry’s need for an integrated policy, billing, and claims software suite. We believe that our continued investments in the business will enable Guidewire to capitalize on the significant opportunity in front of us.”

Third Quarter Fiscal 2012 Financial Highlights

Revenue

•	Total revenue for the third fiscal quarter ended April 30, 2012 was $57.0 million, an increase of 28% from the comparable period in fiscal 2011.

•

License revenue for the third quarter of fiscal 2012 was $21.7 million, up 22% from the year ago period, maintenance revenue was $7.8 million, up 39% from the year ago period, and services revenue was $27.6 million, up 31% from the year ago period.

•	Trailing 12-month total revenue at the end of the third fiscal quarter was $215.5 million, up 28% on a year-over-year basis.

Profitability

•	GAAP operating income was $4.8 million for the third quarter of fiscal 2012, compared to $4.7 million in the comparable period in fiscal 2011.

•	Non-GAAP operating income was $9.1 million for the third quarter of fiscal 2012, an increase of 40% from the comparable period in fiscal 2011.

•	Adjusted EBITDA was $9.9 million for the third quarter of fiscal 2012, an increase of 43% from the comparable period in fiscal 2011.

•

GAAP net income was $3.1 million for the third quarter of fiscal 2012, compared to $29.4 million for the comparable period in fiscal 2011. GAAP net income in the fiscal third quarter of 2011 was positively impacted by an income tax benefit of $23.7 million primarily due to the release of a significant portion of the Company’s tax valuation allowance. GAAP net income per share was $0.05, based on diluted weighted average shares outstanding of 60.1 million, compared to $0.66 for the comparable period in fiscal 2011, based on diluted weighted average shares outstanding of 18.2 million.

•

Non-GAAP net income was $5.9 million for the third quarter of fiscal 2012, a decrease of 16% from the comparable period in fiscal 2011. Non-GAAP net income per diluted share was $0.10, based on diluted weighted average shares outstanding of 60.1 million, compared to $0.16 for the third quarter of fiscal 2011, based on pro-forma diluted weighted average shares outstanding of 43.6 million.

Balance Sheet

•

The Company had $201.9 million in cash and cash equivalents at April 30, 2012, an increase from $169.6 million at January 31, 2012. During the third quarter, the Company completed a follow-on offering of 9.2 million shares, with 8.45 million shares sold by existing stockholders and 750,000 shares sold by the Company. This transaction provided $19.4 million in net proceeds to the Company, after underwriting discounts and expenses. The Company also generated $10.3 million in cash flow from operations.

Conference Call Information

What:	Guidewire Software third quarter fiscal 2012 financial results conference call
When:	Tuesday, June 5, 2012
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 681-3374, domestic (719) 325-4831, international
Replay:	(877) 870-5176, passcode 8611914, domestic (858) 384-5517, passcode 8611914, international
Webcast:	http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire’s website for a period of three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Adjusted EBITDA, Non-GAAP net income and Non-GAAP net income per share.

Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Guidewire Software

Guidewire Software is a provider of core system software to the global Property/Casualty insurance industry. Designed to be flexible and scalable, Guidewire solutions give insurers the capability to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™, consisting of Guidewire PolicyCenter®, Guidewire ClaimCenter® and Guidewire BillingCenter® spans the key functional areas in insurance – underwriting and policy administration, claims management, and billing. Guidewire is headquartered in San Mateo, California, with offices in Beijing, Dublin, Hong Kong, London, Munich, Paris, Sydney, Tokyo, and Toronto. For more information, please visit www.guidewire.com.

NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Deliver Insurance Your Way, and the Guidewire logo are trademarks or registered trademarks of Guidewire Software, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, Guidewire specific comments, and other risks detailed in Guidewire’s most recent S-1/A filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

# # #

Media Contact:

Diana Stott

Guidewire Software, Inc.

(650) 356-4941

dstott@guidewire.com

Investor Contact:

Garo Toomajanian

ICR

(650) 357-5282

ir@guidewire.com

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30, 2012	July 31, 2011
Assets
Current assets:
Cash and cash equivalents	$201,850	$59,625
Restricted cash, current portion	3,726	2,230
Accounts receivable	35,468	23,278
Deferred tax asset, current portion	427	6,044
Other current assets	6,354	3,665

Total current assets	247,825	94,842
Property and equipment, net	5,614	4,455
Restricted cash, net of current portion	—	3,820
Deferred tax asset, net of current portion	22,073	22,073
Other assets	559	1,350

Total assets	$276,071	$126,540

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,563	$4,317
Accrued employee compensation	17,983	18,112
Deferred revenues, current portion	54,279	48,482
Litigation provision obligation	—	10,000
Other current liabilities	3,858	1,390

Total current liabilities	81,683	82,301
Deferred revenues, net of current portion	6,953	25,313
Other liabilities	384	774

Total liabilities	89,020	108,388
Stockholders’ Equity
Convertible preferred stock	—	36,500
Common stock	5	1
Additional paid-in capital	214,151	20,231
Accumulated other comprehensive loss	(386)	(209)
Accumulated deficit	(26,719)	(38,371)

Total stockholders’ equity	187,051	18,152

Total liabilities and stockholders’ equity	$276,071	$126,540

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except share and per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Revenues :
License	$21,662	$17,737	$68,206	$47,890
Maintenance	7,769	5,600	21,680	15,420
Services	27,564	21,121	74,586	58,155

Total revenues	56,995	44,458	164,472	121,465

Cost of revenues:
License	150	109	683	441
Maintenance	1,310	950	3,773	2,850
Services	22,513	16,815	59,748	46,196

Total cost of revenues (1)	23,973	17,874	64,204	49,487

Gross profit :
License	21,512	17,628	67,523	47,449
Maintenance	6,459	4,650	17,907	12,570
Services	5,051	4,306	14,838	11,959

Total gross profit	33,022	26,584	100,268	71,978

Operating expenses: (1)
Research and development	12,986	8,973	36,107	24,704
Sales and marketing	8,409	6,713	24,968	19,315
General and administrative	6,785	6,237	20,862	16,069

Total operating expenses	28,180	21,923	81,937	60,088

Income from operations	4,842	4,661	18,331	11,890
Interest income (expense), net	107	(12)	220	100
Other income (expense), net	164	1,037	(471)	1,221

Income before provision for income taxes	5,113	5,686	18,080	13,211
Provision for (benefit from) Income taxes	1,964	(23,714)	6,428	(23,515)

Net income	$3,149	$29,400	$11,652	$36,726

Net income per share:
Basic	$0.06	$0.73	$0.23	$0.88

Diluted	$0.05	$0.66	$0.19	$0.82

Shares used in computing net income per share:
Basic	52,519,909	14,116,890	28,351,997	14,008,692

Diluted	60,127,430	18,234,331	34,928,429	16,875,471

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Cost of revenues	$993	$363	$2,919	$999
Research and development	836	373	2,939	943
Sales and marketing	905	287	1,929	630
General and administrative	1,540	805	6,091	1,739

	$4,274	$1,828	$13,878	$4,311

GUIDEWIRE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income
Adjustments to reconcile net income to net cash provided by (used in) operating activities:	3,149	29,400	11,652	36,726
Depreciation and amortization	784	413	2,147	1,034
Stock-based compensation	4,274	1,828	13,878	4,311
Deferred tax assets	1,776	(22,789)	5,617	(22,789)
Changes in operating assets and liabilities:
Accounts receivable	(832)	(8,418)	(12,397)	(13,500)
Prepaid expenses and other assets	(977)	(117)	(1,505)	(894)
Accounts payable	(919)	(558)	(524)	(496)
Accrued employee compensation	3,187	2,151	(28)	(4,181)
Other liabilities	95	(1,922)	(8,661)	(2,336)
Deferred revenues	(285)	7,022	(12,195)	10,065

Net cash provided by (used in) operating activities	10,252	7,010	(2,016)	7,940

Cash flows from investing activities:
Purchase of property and equipment	(1,118)	(716)	(2,118)	(2,228)
Increase in restricted cash	2,323	(3,929)	2,323	(5,534)

Net cash provided by (used in) investing activities	1,205	(4,645)	205	(7,762)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,179	362	3,676	643
Proceeds from issuance of common stock in connection with public offerings, net of underwriting discounts and commission	20,340	—	143,386	—
Costs paid in connection with initial public offering	(893)	—	(2,582)	—

Net cash provided by financing activities	20,626	362	144,480	643

Effect of foreign exchange rate changes on cash and cash equivalents	134	1,000	(444)	1,889

Net increase (decrease) in cash and cash equivalents	32,217	3,727	142,225	2,710
Cash and cash equivalents at beginning of the period	169,633	36,394	59,625	37,411

Cash and cash equivalents at end of the period	$201,850	$40,121	$201,850	$40,121

GUIDEWIRE SOFTWARE, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Gross profit reconciliation:
GAAP gross profit	$33,022	$26,584	$100,268	$71,978
Stock-based compensation	993	363	2,919	999

Non-GAAP gross profit	$34,015	$26,947	$103,187	$72,977

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Gross margin reconciliation:
GAAP gross margin	58%	60%	61%	59%
Stock-based compensation	2%	1%	2%	1%

Non-GAAP gross margin	60%	61%	63%	60%

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Operating expense reconciliation:
Total GAAP operating expenses	28,180	21,923	81,937	60,088
Less Stock-based compensation	(3,281)	(1,465)	(10,959)	(3,312)

Total non-GAAP operating expenses	$24,899	$20,458	$70,978	$56,776

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Operating income reconciliation:
GAAP operating income	$4,842	$4,661	$18,331	$11,890
Stock-based compensation	4,274	1,828	13,878	4,311

Non-GAAP operating income	$9,116	$6,489	$32,209	$16,201

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Pre-tax income reconciliation:
GAAP pre-tax income	$5,113	$5,686	$18,080	$13,211
Stock-based compensation	4,274	1,828	13,878	4,311

Non-GAAP pre-tax income	$9,387	$7,514	$31,958	$17,522

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Net income reconciliation:
GAAP net income	$3,149	$29,400	$11,652	$36,726
Stock-based compensation	4,274	1,828	13,878	4,311
Release of valuation allowance on deferred tax assets	—	(24,150)	—	(24,150)
Less tax benefit of non-GAAP items	(1,496)	—	(4,857)	—

Non-GAAP net income	$5,927	$7,078	$20,673	$16,887

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Computation of net income per share:
GAAP net income	$3,149	$29,400	$11,652	$36,726
Non-cumulative dividends to preferred stockholders	—	(823)	(1,574)	(2,468)
Undistributed earnings allocated to preferred stockholders	—	(18,338)	(3,674)	(21,983)

Net income, Basic	3,149	10,239	6,404	12,275
Adjustments to net income for dilutive options and restricted stock options	—	1,731	390	1,487

Net income, Diluted	$3,149	$11,970	$6,794	$13,762

GAAP net income per share—Basic	$0.06	$0.73	$0.23	$0.88

GAAP net income per share—Diluted	$0.05	$0.66	$0.19	$0.82

Weighted average shares—Basic	52,519,909	14,116,890	28,351,997	14,008,692

Weighted average shares—Diluted	60,127,430	18,234,331	34,928,429	16,875,471

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Net income per share reconciliation:
GAAP net income per share—Diluted	$0.05	$0.66	$0.19	$0.82
Stock-based compensation	$0.07	$0.10	$0.40	$0.26
Release of valuation allowance on deferred tax assets	—	$(1.32)	—	$(1.43)
Less tax benefit of non GAAP items	$(0.02)	—	$(0.14)	—
Pro forma conversion of preferred shares	—	$0.73	$(0.05)	$0.76

Non-GAAP net income per share—Diluted	$0.10	$0.16	$0.40	$0.40

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Shares used in computing non-GAAP per share amounts:
Weighted average shares—Diluted	60,127,430	18,234,331	34,928,429	16,875,471
Pro forma conversion of preferred shares	—	25,357,721	16,473,264	25,357,721

Pro forma weighted average shares—Diluted	60,127,430	43,592,052	51,401,693	42,233,192

	Three Months Ended April 30,		Nine Months Ended April 30,
	2012	2011	2012	2011
Adjusted EBITDA reconciliation:
GAAP net income	$3,149	$29,400	$11,652	$36,726
Non-GAAP adjustments:
Provision for (benefit from) income taxes	1,964	(23,714)	6,428	(23,515)
Other (income) expense, net	(164)	(1,037)	471	(1,221)
Interest (income) expense, net	(107)	12	(220)	(100)
Depreciation and amortization	784	413	2,147	1,034
Stock-based compensation	4,274	1,828	13,878	4,311

Adjusted EBITDA	$9,900	$6,902	$34,356	$17,235